                                                                    EXHIBIT 23.3

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-54796) of ArQule, Inc. of our report dated
March 2, 2001 relating to the consolidated financial statements of Camitro Corporation, which appears in the Current Report on Form 8-K/A of ArQule, Inc. dated January 29, 2001. We also consent to the reference to us under the heading "Experts" in such registration statement.



/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
April 30, 2001